UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                     April 28, 2011

GENESIS GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32037	65-0908171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 N. Military Trail, Suite 275, Boca Raton, FL	33431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(561) 988-1988

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On April 25, 2011 we entered into a Stock Purchase Agreement with Premiere Cable Designs, Inc. and their shareholders for the purchase of 100% of the issued and outstanding stock of that company.  Premiere Cable Designs, Inc. is an engineering firm located in Valrico, Florida.

Under the terms of the Agreement, and subject to the completion of due diligence, the company will issue 2,107,000 shares of common stock in exchange for all of the shares of  Premiere Cable Designs, Inc.

Additional compensation will be paid in form of cashless warrants priced at .20 per share for up to 1,000,000 additional shares, provided that PCD earns at least $300,000 for the taxable years, 2011, 2012, and 2013.

The closing of the transaction is not scheduled as yet.

Item 9.01	Exhibits
10.11 Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS GROUP HOLDINGS, INC.

Date: April 28, 2011	By: /s/ Gideon Taylor
Gideon Taylor, Chief Executive Officer